EXHIBIT 10.26

WORK ORDER

This Work Order dated August 22th, 2005, is an integral part of the Development Agreement between Contractor and COMPANY dated September 1, 2004.

Contractor is hereby authorized to perform work as set forth below in accordance with this Work Order and the Development Agreement.

1. Description of software to be developed by Contractor:

As per our discussions and your faxes Magpie will create a * server with the following attributes:

*

2. Description of where services wil! be provided: Services will primarily be provided at Contractor facility in Denver, Colorado and on-site at COMPANY'S facility in New Jersey and Lucent Technologies site in New Jersey.

3. Dates Service will be provided: We will get started next week on 8/29/2005, as soon as you issue us the purchase order.

4 Rate of compensation and/or charges for service: The total is $ *.

Any significant changes in features or functionality outlined above may affect the quoted price and delivery time. Once a contract is in place, any changes to the requirements/deliverables will require a signed deviation order and may require additional price negotiation.

5. Payment Schedule:

Fifty percent (50%) of the charge for service is due and payable upon acceptance of the proposal and signature of this Work Order. The remaining fifty percent (50%) will be due when the software has passed the acceptance test by COMPANY.

6. Late Payments:

Accounts which are past due (days) will be subject to a monthly charge of one and one-half percent (1.5%) per month or the maximum rate permitted by the law, whichever is less..

7. Delivery and Acceptance:

One set of custom executable software will be delivered for acceptance testing. This set of custom software will be installed on one system that COMPANY will specify for use during acceptance testing and final acceptance, which shall be held in accordance with the Acceptance Test Plan ("ATP"). The ATP will be delivered along with the software. The Custom Development software shall be deemed "Accepted" according to the following criteria, which ever occurs first;

a) COMPANY furnishes a formally signed statement of acceptance of the finished product, or

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.

WORK ORDER

b) COMPANY deploys the product in a customer environment for 30 days or more, or c) 30 days have passed after the delivery of the final product to COMPANY, during which no problems of severity level one (1), severity level two (2) and severity level three (3) errors were reported in the delivered custom software. The start date for criteria

(c) will not begin until software has been successfully installed and configured on COMPANY'S test system in New Jersey, Thirty days (30) prior to the ATP phase of this agreement, COMPANY will provide to CONTRACTOR technical engineering documentation that clearly defines severity level conditions 1 through 3 for COMPANY acceptance.

Upon Acceptance, one copy of the final custom software source code will be shipped to COMPANY.

8. Warranty:

For a period of * days from delivery to COMPANY for acceptance, Contractor warrants that the software will perform substantially in accordance with its applicable documentation under normal usage.

9. Termination of Order:

!n the event COMPANY decides to terminate the contract with Contractor prior to completion of the project, COMPANY will pay Contractor for any work performed and expenses incurred prior to the date of termination.

10. COMPANY Project Manager/Point of Contact:
Name: Phil Thompson
Phone Number: 973-638-2452
Email: pthompson@mphasetech.com
Name: Steve Simon
Phone Number: 973-638-2451
Email: ssimon@mphasetech.com

11. Contractor Point of Contact:
Name: Scott Fiores
Phone Number: (303) 255-6079
Email: scott@maqpieti.com

IN NO EVENT SHALL THE PAYMENT FOR SERVICES AND EXPENSES UNDER THIS WORK ORDER EXCEED $50,000 WITHOUT THE ADVANCE WRITTEN APPROVAL OF COMPANY.

mPhase Technologies, Inc.	Magpie Telecom Insiders, inc.
By: /s/ Ronald Durando	By:
Name: Ronald A. Durando	Name:
Title: President	Title:
Dated: 08/24/2005	Dated:

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.